SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 13, 1997
                        Commission File Number: 0-14096


                      FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                      87-0422812
     (State or other jurisdiction of     (IRS Employer
     incorporation or organization)   Identification No.)


      12596 W. BAYAUD AVENUE
     SUITE 300, LAKEWOOD, COLORADO                 80228
     (Address of Principal Executive Offices)     (Zip Code)


              Registrant's Telephone Number, including Area Code:
                        (303) 988-3122

                             N/A
     (Former name, former address, and formal fiscal year, if changed since last report)


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                             ITEM 5.  OTHER EVENTS
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     Foreland Corporation announced on January 13, 1997, that drilling had commenced on the Ghost Ranch #38-35 well. The well is located in Railroad Valley, Nye County, Nevada. The Ghost Ranch #38-35 is a westerly offset to the Ghost Ranch #48-35 discovery well, which to date has produced approximately 40,000 barrels of oil since production commenced in August 1996. The Ghost Ranch dsicovery is the first 3D seismic defined discovery in Nevada. Foreland has 60% of the working interest in this well and is the operator. Plains Petroleum Operating Co., a wholly-owned subsidiary of Barrett Resources (NYSE:
BRR) has the remaining 40% working interest.

     Foreland also announced that operations are continuing on the Pine Creek 3D seismic survey, located in Pine Valley, Eureka County, Nevada. This seismic program is designed to identify updip drilling locations from the numerous shows in the Company's Pine Creek #1-7 exploratory well. In addition, the 3D survey will also be used to identify other exploratory drilling targets in the 16.75 square mile 3D seismic program area. Foreland has a 56.25% working interest in this project.

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                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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(a) Financial statements of businesses acquired.      Not applicable.

(b) Pro forma financial information.     Not applicable.

(c) Exhibits.  The following exhibit is included as part of this report:  None.

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 1997

                                FORELAND CORPORATION


                                By:/s/ N. Thomas Steele, President